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                         PURCHASE AND SALE AGREEMENT

                                JULY __, 1997

                                BY AND BETWEEN

                    ALEXANDRIA REAL ESTATE EQUITIES, INC.,

                                    BUYER

                                     AND

                 QUINCE ORCHARD ROAD LIMITED PARTNERSHIP II,

                                    SELLER






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                         PURCHASE AND SALE AGREEMENT


         THIS PURCHASE AND SALE AGREEMENT (this "AGREEMENT"), is made and entered into as of July ___, 1997, by and between ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation or its assignee or nominee (collectively, "BUYER"), and QUINCE ORCHARD ROAD LIMITED PARTNERSHIP II, a Maryland limited partnership ("SELLER"), for the purposes of setting forth the agreement of the parties with respect to the transactions contemplated by this Agreement.

                                   RECITALS

         Upon and subject to the terms and conditions set forth in this Agreement, Seller desires to sell and Buyer desires to purchase all of the following (collectively, the "PROPERTY"): (i) the fee interest in that certain real property located in the City of Gaithersburg, County of Montgomery, State of Maryland, as legally described on EXHIBIT "A" attached hereto, together with all rights, privileges and easements appurtenant thereto or used in connection therewith, including, without limitation, all minerals, oil, gas and other hydrocarbon substances thereon (but only to the extent now or hereafter owned by Seller), all development rights, air rights, water, water rights and water stock relating thereto, and any easements, rights-of-way, or other rights appurtenant thereto or used in connection therewith (collectively, the "LAND"); (ii) all buildings, improvements, structures and fixtures included or located on or in the Land (collectively, the "IMPROVEMENTS"), including, without limitation that certain building commonly known as 708 Quince Orchard Road (the "BUILDING"), and all other buildings and structures presently located on or in the Land, and all apparatus, equipment and appliances now or hereafter owned by Seller and used in connection with the operation or occupancy of the Land and the Improvements, such as heating and air conditioning or mechanical systems and facilities used to provide any utility services, refrigeration, ventilation, waste disposal or other services now or hereafter located on or in the Land or the Improvements; (iii) all tangible personal property (collectively, the "PERSONAL PROPERTY"), if any, now or hereafter owned by Seller and located on or about the Land or Improvements or attached thereto or used in connection with the use, operation, maintenance or repair thereof; and (iv) all intangible property (collectively, the "INTANGIBLE PROPERTY") now or hereafter owned by Seller and used in connection with the Land, the Improvements or the Personal Property, or any business or businesses conducted thereon or with the use thereof, including, without limitation, the "Service Contracts" (as hereinafter defined), building and trademarks and trade names, transferable business licenses, permits, applications, authorizations and other entitlements, transferable guarantees and warranties covering the Land and/or Improvements, all contract rights, books, records, reports, test results, environmental assessments, and other similar documents and materials relating to the use or operation, maintenance or repair of the Property or the construction or fabrication thereof, and all transferable utility contracts.

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                                   AGREEMENT

         In consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

1.  AGREEMENT TO PURCHASE AND SELL.

         Subject to all of the terms and conditions of this Agreement, Seller agrees to sell, transfer and convey to Buyer, and Buyer agrees to acquire and purchase from Seller, the Property, upon the terms and conditions set forth herein.

2.  PURCHASE PRICE.

         The purchase price for the Property (the "PURCHASE PRICE") shall be the sum of THREE MILLION NINE HUNDRED FORTY-FIVE THOUSAND (United States) Dollars (U.S. $3,945,000). The Purchase Price shall be payable as follows:

     2.1 DEPOSIT. Upon the execution and delivery of this Agreement by the parties hereto, Buyer shall deposit with Chicago Title Insurance Company, San Diego Office, as "Escrow Agent," the sum of THREE HUNDRED THOUSAND (United States) Dollars (U.S. $300,000) (the "DEPOSIT") by wire transfer or certified or bank check payable to the order of Escrow Agent. The Escrow Agent shall invest the Deposit in insured money market accounts, certificates of deposit, United States Treasury Bills or such other instruments as Buyer may instruct from time to time. In the event of the consummation of the purchase and sale of the Property as contemplated hereunder, the Deposit together with all interest accrued thereon shall be paid to Seller at the Closing (as defined in Section 6 below) and credited against the Purchase Price. In the event the sale of the Property is not consummated because of the termination of this Agreement by Buyer in accordance with any right to so terminate provided herein, or the failure of any condition or any other reason except for a default under this Agreement solely on the part of the Buyer, the Deposit together with all interest accrued thereon shall be returned to Buyer.

     2.2 BALANCE. On the Closing Date (as defined in Section 6 below), Buyer shall pay to Seller the balance of the Purchase Price over and above the Deposit paid by Buyer under SECTION 2.1 above, by wire transfer of federal funds at the Closing, net of all prorations and adjustments as provided herein.

3.  [Intentionally Omitted]


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4.  ACTIONS PENDING CLOSING.

     4.1  DUE DILIGENCE PERIOD.

          4.1.1  DUE DILIGENCE.

               4.1.1.1 PROPERTY DOCUMENTS. Not later than five (5) days after the date hereof, Seller shall deliver to Buyer copies of all contracts, documents, leases, books, records and other materials, if any, relating to the Property, including, without limitation, as-built plans and specifications, operating statements, rent rolls, leases, engineering tests, soil tests, a Phase One environmental/asbestos audit of the Property, a Phase Two environmental audit of the Property, service contracts, structural and mechanical reports, maps, plans, agreements, governmental permits and approvals, appraisals, title policies, surveys, construction warranties, land studies and such other information as may be reasonably required by Buyer to enable Buyer to complete property questionnaires to determine whether the acquisition of the Property could result in Buyer losing its status as a real estate investment trust, as defined in Section 856 of the Internal Revenue Code of 1986, as amended (collectively, the "PROPERTY DOCUMENTS"), to the extent that the Property Documents are in Seller's direct possession or control, or in the direct control or possession of its management agents all at Seller's sole cost and expense.

               4.1.1.2 DILIGENCE TESTS. At all reasonable times from the date hereof until the Closing or earlier termination of this Agreement, Buyer, its agents and representatives shall be entitled at Buyer's sole cost and expense to (i) enter onto the Property during normal business hours and upon reasonable advance notice to Seller, to perform any inspections, investigations, studies and tests of the Property, including, without limitation, physical, structural, mechanical, architectural, engineering, soils, geotechnical and environmental/asbestos tests that Buyer deems reasonable; (ii) cause an environmental assessment of the Property to be performed, upon reasonable notice to Seller; and (iii) review all Property Documents and examine and copy any and all books and records maintained by Seller or its agents relating to the Property (including, without limitation, all documents relating to utilities, zoning, and the access, subdivision and appraisal of the Property). Buyer shall use its reasonable efforts to conduct its investigations upon or at the Property in such a manner as to minimize any interference to the tenants and occupants of the Property.

               4.1.1.3  [INTENTIONALLY OMITTED]

               4.1.1.4 INSURANCE. Buyer agrees that during the Due Diligence Period it shall carry, or cause its agent to carry, worker's compensation and general liability insurance in the amount of $1,000,000 per occurrence, which insurance shall name Seller as an additional insured; upon request, Buyer shall provide Seller with a certificate of such insurance prior to commencing Buyer's physical inspections of the Property.


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               4.1.1.5  INDEMNITY AND REPAIR.  Buyer agrees to indemnify and hold harmless Seller from any loss, cost, damage or expense (including reasonable attorneys' fees) arising from any actual damage to the Property or any injury to persons caused by any act of Buyer or its agents or consultants as a result of the inspections, investigations or tests performed pursuant to
Section 4.1.1.2 above, which indemnity shall survive the termination of this Agreement or the Closing and delivery of the Deed (as hereinafter defined) for a period of two (2) years; provided, however, that Buyer's indemnity hereunder shall not include any losses, cost, damage or expenses resulting from (x) the acts of Seller, its agents or representatives, or (y) the discovery of any pre-existing condition of the Property. In addition, if this Agreement is terminated, Buyer shall promptly repair any material damage to the Property caused by its entry thereon and shall restore the Property substantially to the condition in which it existed prior to such entry; provided, however, that Buyer shall have no obligation to repair any damage caused by Seller's negligence or willful misconduct or to remediate, contain, abate or control any "Material of Environmental Concern" (as hereinafter defined) or any hazardous defect that existed at the Property prior to Buyer's entry thereon.

          4.1.2 TERMINATION RIGHT. Buyer shall have the right at any time during the period (the "DUE DILIGENCE PERIOD") beginning upon the date of this Agreement and ending thirty (30) calendar days following the date of mutual execution of this Agreement by both Buyer and Seller (the "DUE DILIGENCE TERMINATION DATE") to terminate this Agreement if, during the course of Buyer's due diligence investigation of the Property, Buyer determines in its sole and absolute discretion that the Property is not acceptable to Buyer. Buyer may exercise such termination right by delivering written notice of termination to Seller on or before the Due Diligence Termination Date. Upon such termination, (i) Escrow Agent shall return the Deposit, together with all interest and earnings accrued thereon, to Buyer,
(ii) Buyer shall pay the cancellation charges of Escrow Agent, and (iii) this Agreement shall automatically terminate and be of no further force or effect and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement. If Buyer does not exercise such termination in writing prior to the Due Diligence Termination Date, then Buyer's right to terminate this Agreement pursuant to this Section 4.1.2 shall automatically lapse.

     4.2  TITLE.

          4.2.1 ITEMS OBTAINED BY BUYER. Seller hereby authorizes Buyer, on Buyer's own behalf and at Buyer's sole cost and expense, to obtain (i) a commitment (the "PTR") for title insurance issued by Chicago Title Insurance Company (in such capacity, "TITLE COMPANY") showing the current status of title to the Land and Improvements together with legible copies of all documents and items referenced as exceptions therein, (ii) an as-built American Land Title Association survey of the Land and Improvements (the "SURVEY") prepared by a surveyor registered in the State of Maryland (the "SURVEYOR"), showing all improvements and structures, all roads, access to and from the Land, and encroachments and encumbrances affecting the same, in form reasonably satisfactory to Buyer and Title Company,

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prepared and certified to Buyer, Title Company, and such other persons or entities as Buyer may, in its discretion, request, and (iii) a UCC Search with regard to the Personal Property (the "UCC SEARCH").

          4.2.2 BUYER'S REVIEW OF TITLE. Buyer shall have until the Due Diligence Termination Date to notify Seller in writing of any objection which Buyer may have to any exception reported in the PTR or matter shown on the Survey or the UCC Search. Exceptions reported in the PTR and matters shown on the Survey or the UCC Search (or any updates thereof) not objected to by Buyer as provided above shall be deemed to be "PERMITTED EXCEPTIONS." Seller shall have until the fifth (5th) calendar day after the date on which Buyer delivers such objections, if any, to Seller, to notify Buyer in writing as to
(a) whether Seller will not remove or cure the objections, (b) whether Seller will remove from title to the Property any exceptions and matters so objected to by the Buyer, or (c) whether Seller will obtain for Buyer title insurance insuring over such exceptions or matters, such insurance to be in form and substance satisfactory to Buyer. If Seller informs Buyer that Seller is unwilling or unable to remove or satisfactorily insure over any exceptions or matters objected to by Buyer and Buyer is unwilling to take title subject thereto, then on or before the fifth (5th) calendar day after the date on which Seller delivers such notice, Buyer, by written notice to Seller, may either (a) waive such exceptions or matters, whereupon such exceptions or matters shall be deemed Permitted Exceptions or (b) terminate this Agreement (in which case Escrow Agent shall return to Buyer the Deposit together with any interest thereon, Buyer shall pay the cancellation charges of Escrow Agent, and neither party shall thereafter have any rights or obligation to the other hereunder). Seller shall in any event be required to discharge and remove any and all liens affecting the Property which secure an obligation to pay money (other than installments of real estate taxes not delinquent as of the Closing) and, even though Buyer does not expressly disapprove such liens, such liens shall not be Permitted Exceptions and, in the event Seller fails to discharge such liens at or prior to Closing (it being understood that the proceeds of Closing may be used to discharge such liens), then Buyer may discharge such liens at Closing and deduct from the cash portion of the purchase price the amounts paid by Buyer to the holder of the liens. In the event that Seller informs Buyer that Seller will either remove or satisfactorily insure over such exceptions or matters and Seller fails to either remove or satisfactorily insure over such exceptions or matters by the Closing, then Seller shall be in default of this Agreement and accordingly, Escrow Agent shall return the Deposit to Buyer together with all interest earned thereon and Buyer shall be entitled to pursue any remedy available to it under Section 11.2 hereof.

          4.2.3 CONDITION OF TITLE AT CLOSING. Upon the Closing, Seller shall sell, transfer and convey to Buyer fee simple title to the Land and Improvements thereon by a duly executed and acknowledged special warranty deed in the form of EXHIBIT "C" attached hereto (the "DEED"), subject only to the Permitted Exceptions. Prior to Closing, Seller shall not take any action or commit or suffer any acts which would give rise to a variance from the current legal description of the Land, or cause the creation of any exception or encumbrance against or respecting the Land without the prior written consent of Buyer in its sole discretion. Nothing

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in this SECTION 4.2.3 shall preclude Buyer from disapproving title matters in accordance with the provisions of SECTION 4.2.2 above.

5.  CONDITIONS PRECEDENT TO CLOSING.

     5.1 BUYER'S CONDITIONS. The obligation of Buyer to render performance under this Agreement is subject to the following conditions precedent (and conditions concurrent, with respect to deliveries to be made by the parties at Closing) (the "CONDITIONS PRECEDENT"), which conditions may be waived, or the time for satisfaction thereof extended (but not beyond the scheduled Closing Date), by Buyer only in a writing executed by Buyer (provided, however, that any such waiver shall not affect Buyer's ability to pursue any remedy it may have with respect to any breach hereunder by Seller):

          5.1.1 TITLE. Title Company shall be prepared and irrevocably committed to issue to Buyer an American Land Title Association extended coverage owner's policy of title insurance in favor of Buyer in an amount equal to the Purchase Price showing fee title to the Property vested in Buyer, with those endorsements requested by Buyer which Title Company has agreed to issue as part of the PTR prior to the end of the Due Diligence Period, subject only to the Permitted Exceptions (collectively, the "OWNER'S TITLE POLICY").

          5.1.2 SELLER'S DUE PERFORMANCE. All of the representations and warranties of Seller set forth in SECTION 7 below shall be true and correct as of the Closing Date in all material respects, and Seller, on or prior to the Closing Date, shall have complied with and/or performed all of the obligations, covenants and agreements required on the part of Seller to be complied with or performed pursuant to the terms of this Agreement. On the Closing Date, Seller shall deliver a certificate, in the form of EXHIBIT "D" attached hereto, to Buyer certifying that all of the representations and warranties of Seller as set forth in SECTION 7 below are true and correct in all material respects as of such date.

          5.1.3 PHYSICAL CONDITION OF PROPERTY. Subject to the provisions of SECTION 10 below, the physical condition of the Property shall be substantially the same on the Closing Date as on the date of the execution of this Agreement, except for (i) reasonable wear and tear, and (ii) any damages due to any act of Buyer or Buyer's Representatives.

          5.1.4 BANKRUPTCY. No action or proceeding shall have been commenced by or against Seller under the federal bankruptcy code or any state law for the relief of debtors or for the enforcement of the rights of creditors and no attachment, execution or levy shall have attached to or been issued with respect to the Property or any portion thereof.

          5.1.5 BILL OF SALE. On or before the Close of Escrow, Seller shall deliver to Buyer a bill of sale and assignment (the "BILL OF SALE AND ASSIGNMENT"), by which Seller shall transfer to Buyer all the Personal Property and the Intangible Property, including,

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without limitation, the Property Documents, free of all liens and encumbrances, in the form of EXHIBIT "F" attached hereto.

          5.1.6 NONFOREIGN AFFIDAVIT. On or before the Close of Escrow, Seller shall deliver to Buyer the Nonforeign Affidavit (the "NONFOREIGN AFFIDAVIT") in the form of EXHIBIT "H" attached hereto, executed by Seller.

          5.1.7 NO MORATORIA. After the Due Diligence Termination Date, no moratorium, statute, regulation, ordinance, or federal, state, county or local legislation, or order, judgment, ruling or decree of any governmental agency or of any court shall have been enacted, adopted, issued, entered or pending which would adversely affect Buyer's intended use of the Property; PROVIDED, HOWEVER, that this condition shall not extend to any such moratorium, statute, regulation, ordinance, or legislation, order, judgment, ruling or decree that was enacted, adopted, issued, entered or pending on or before the Due Diligence Termination Date.

     5.2 FAILURE OF CONDITIONS PRECEDENT. Subject to Buyer's rights hereunder, if any of the Conditions Precedent have not been fulfilled within the applicable time periods, Buyer may:

          5.2.1 WAIVE AND CLOSE. Waive the condition or disapproval and close Escrow in accordance with this Agreement, with or without adjustment or abatement of the Purchase Price; or

          5.2.2 TERMINATE. Terminate this Agreement by written notice to Seller and to Escrow Agent, in which event Escrow Agent shall return to Buyer the Deposit together with any interest thereon, Buyer shall pay the cancellation charges of Title Company and Escrow Agent, and neither party shall thereafter have any rights or obligations to the other hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement.

     5.3 SELLER'S CONDITIONS. The obligation of Seller to render performance under this Agreement is subject to the following conditions precedent (and conditions concurrent with respect to deliveries to be made by the parties at Closing), which conditions may be waived, or the time for satisfaction thereof extended, by Seller only in a writing executed by Seller (PROVIDED, HOWEVER, that any such waiver shall not affect Seller's ability to pursue any remedies it may have with respect to any breach hereunder by Buyer):

          5.3.1 BUYER'S DUE PERFORMANCE. All of the representations and warranties of Buyer set forth in SECTION 8 shall be true and correct as of the Closing Date, and Buyer, on or prior to the Closing Date, shall have complied with and/or performed all of the obligations, covenants and agreements required on the part of Buyer to be complied with or performed pursuant to the terms of this Agreement. On the Closing Date, Buyer shall deliver

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a certificate, in the form of EXHIBIT "I" attached hereto, to Seller certifying that all of the representations and warranties of Buyer as set forth in SECTION 8 below are true and correct as of such date.

     5.4 FAILURE OF CONDITION. Subject to Seller's rights hereunder in the event of a default by Buyer which results in the failure of a condition set forth in Section 5.3, if any of the Seller's conditions have not been fulfilled within the applicable time periods, Seller may terminate this Agreement by delivery of written notice to Buyer and Escrow Agent, in which event Escrow Agent shall return to Buyer the Deposit together with any interest thereon, the Buyer shall pay the cancellation charges of Title Company and Escrow Agent, and neither party shall thereafter have any rights or obligations to the other hereunder.

6.  CLOSING.

     6.1 CLOSING DATE. Subject to the provisions of this Agreement, the closing of the transactions contemplated by this Agreement (the "CLOSING") shall (unless otherwise mutually agreed to by the parties) take place at 9:00 a.m. on or before the fifteenth calendar day following the Due Diligence Termination Date, at a mutually agreeable location in the Baltimore, Maryland, metropolitan area. As used herein, "CLOSING DATE" or "CLOSE OF ESCROW" shall mean the date upon which Closing actually occurs.

     6.2 DELIVERIES BY SELLER. At the Closing, Seller, at its sole cost and expense, shall deliver or cause to be delivered the following documents and instruments, each dated as of the Closing Date and executed by Seller, in addition to the other items and payments required by this Agreement to be delivered by Seller:

          6.2.1  DEED.   The original executed and acknowledged Deed
conveying the Property to Buyer or its nominee;

          6.2.2 NONFOREIGN AFFIDAVIT. The original Nonforeign Affidavit executed by Seller;

          6.2.3 BILL OF SALE AND ASSIGNMENT. Two original counterparts of the Bill of Sale and Assignment;

          6.2.4 SELLER'S CERTIFICATE. A certificate, in the form of attached EXHIBIT "D", executed by Seller providing that all conditions to Seller's obligation to proceed to the Closing that Buyer was to satisfy or perform have been satisfied and performed, and that Seller's representations, covenants, and warranties made in or pursuant to this Agreement are true, accurate, correct and complete in all material respects as of the Close of Escrow;

          6.2.5 PROOF OF AUTHORITY. Such proof of Seller's authority and authorization to enter into this Agreement and the transaction contemplated hereby, and such

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proof of the power and authority of the individual(s) executing or delivering any instruments, documents or certificates on behalf of Seller to act for and bind Seller as may be reasonably required by Title Company or Buyer; and

          6.2.6 OTHER. Such other documents and instruments, signed and properly acknowledged by Seller, if appropriate, as may be reasonably acceptable to Seller and reasonably required by Buyer, Title Company or otherwise in order to effectuate the provisions of this Agreement and the Closing of the transactions contemplated herein.

     6.3 DELIVERIES BY BUYER. At the Closing, Buyer, at its sole cost and expense, shall deliver or cause to be delivered the balance of the Purchase Price pursuant to SECTION 2 hereof and Buyer's share of prorations and Closing costs, as provided in SECTIONS 6.5 AND 6.6, respectively; and such other documents and instruments, signed and properly acknowledged by Buyer, if appropriate, as may reasonably be required by Title Company or otherwise in order to effectuate the provisions of this Agreement and the closing of the transactions contemplated herein, including, without limitation, the following:

          6.3.1 BILL OF SALE AND ASSIGNMENT. Two original counterparts of the Bill of Sale and Assignment duly executed and acknowledged by Buyer.

          6.3.2 BUYER'S CERTIFICATE. A certificate, in the form of attached EXHIBIT "I", executed by Buyer providing that Buyer's representations, covenants, and warranties made in or pursuant to this Agreement are true, accurate, correct and complete as of the Closing Date; and

          6.3.3 EVIDENCE OF AUTHORITY. Reasonable evidence of Buyer's authority and authorization to enter into this Agreement and the transaction contemplated hereby, and reasonable evidence of the power and authority of the individual(s) executing or delivering any instruments, documents or certificates on behalf of Buyer to act for and bind Buyer.

     6.4 ACTIONS BY ESCROW AGENT. Provided that Escrow Agent shall not have received written notice from Buyer or Seller of the failure of any condition to the Closing or of the termination this Agreement, at the Closing Escrow Agent shall disburse the Deposit to Seller.

     6.5 PRORATIONS. Rentals, revenues, and other income, if any, from the Property, taxes, assessments, improvement bonds, service or other contract fees, utility costs, and other expenses affecting the Property shall be prorated between Buyer and Seller as of the Closing Date. For purposes of calculating prorations, Buyer shall be deemed to be in title to the Property, and therefore entitled to the income and responsible for the expenses, after 12:01 a.m. on the Closing Date. Delinquent rentals more than thirty (30) days past due as of the Closing Date shall not be prorated on the Closing Date, and Seller shall retain its entire right, title and interest in and to such delinquent rentals (including the right to collect to same). All

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non-delinquent real estate taxes or assessments on the Property shall be prorated based on the actual current tax bill, but if such tax bill has not yet been received by Seller by the Closing Date or if supplemental taxes are assessed after the Closing for the period prior to the Closing, the parties shall make any necessary adjustment after the Closing by cash payment to the party entitled thereto so that Seller shall have borne all taxes, including all supplemental taxes, allocable to the period prior to the Closing and Buyer shall bear all taxes, including all supplemental taxes, allocable to the period after the Closing. If any expenses attributable to the Property and allocable to the period prior to the Closing are discovered or billed after the Closing, the parties shall make any necessary adjustment after the Closing by cash payment to the party entitled thereto so that Seller shall have borne all expenses allocable to the period prior to the Closing and Buyer shall bear all expenses allocable to the period after the Closing. Buyer shall use its reasonable, good faith efforts (provided that such efforts will not require Buyer to incur any material out-of-pocket costs or engage in any litigation) to collect any delinquent rentals attributable or allocable to the period prior to the Closing, and if Buyer actually collects any such delinquent rentals Buyer shall promptly remit such amount, less the costs of collection thereof, to Seller following the Closing. At Closing, Buyer shall also pay or cause to be paid to Seller the amount of $4,253 as reimbursement to Seller of the costs of tax assessment appeals undertaken by Seller, which appeals resulted in a reduction in the assessed value of the Property. The provisions of this SECTION 6.5 shall survive the Closing for a period of one (1) year.

     6.6 CLOSING COSTS. Seller shall pay one-half (1/2) of all transfer, recordation, stamp, sales and other taxes related to the transfer of the Property, and Seller's recording fees. Buyer shall pay one-half (1/2) of all transfer, recordation, stamp, sales and other taxes related to the transfer of the Property, the cost of the Survey obtained by Buyer, all premiums, costs and fees related to delivery of the Owner's Title Policy, Escrow Agent's escrow fees and costs, Buyer's recording fees, and all other closing costs. Buyer and Seller shall each pay their own respective attorney and advisor fees.

     6.7 DELIVERIES OUTSIDE OF ESCROW. Seller shall deliver possession of the Property to Buyer upon the Closing. Further, Seller hereby covenants and agrees to deliver to Buyer, on or prior to the Closing, the following items:

          6.7.1  [INTENTIONALLY OMITTED.]

          6.7.2 INTANGIBLE PROPERTY. The Intangible Property, including, without limitation, the original Property Documents; and

          6.7.3 PERSONAL PROPERTY. The Personal Property (other than the Personal Property which will be left upon, at or in the Land or the Improvements), including, without limitation, all keys to the Improvements.

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7.  SELLER'S REPRESENTATIONS AND WARRANTIES.

     Seller represents and warrants to and agrees with Buyer that, as of the date hereof and as of the Closing:

     7.1  TITLE.

          7.1.1 OWNERSHIP. Seller is the legal and equitable owner of the Property, with full right to convey the same. Seller has not granted any options or rights of first refusal or rights of first offer to third parties to purchase or otherwise acquire an interest in the Property.

          7.1.2 ENCUMBRANCES. Other than Seller's mortgage in favor of Metropolitan Life Insurance Company, as successor to New England Mutual Life Insurance Company (the "FIRST MORTGAGE") and Seller's mortgage in favor of The Board of Trustees of the Joint Municipal Employees Benefits System (the "SECOND MORTGAGE" and together with the First Mortgage, the "MORTGAGE"), which will be satisfied or released and will not encumber the Property on or prior to the Closing (PROVIDED, that Sellers' liability on account of a failure to satisfy or release the Mortgage shall be as specified in SECTION
9.3 hereof), the Property is now free and clear of all liens, encumbrances, claims, rights, demands, easements, leases, agreements, covenants, conditions, and restrictions of any kind created or suffered by Seller, except for those special exceptions disclosed in Schedule B - Section II of that certain Commitment for Title Insurance, dated effective November 16, 1992, issued by Chicago Title Insurance Company as no. BC-4625, and at the Closing the Property will be free and clear of all liens, encumbrances, claims, rights, demands, easements, leases, agreements, covenants, conditions, and restrictions of any kind created or suffered by Seller, except for (A) the Permitted Exceptions, and (B) the Service Contracts.

          7.1.3  [Intentionally Omitted]

          7.1.4 STREETS. Seller has received no notice of any existing, proposed, or contemplated plans to widen, modify, or realign any street or highway which affects the size of, use of, or set-backs on the Property.

     7.2 PROPERTY DOCUMENTS. The Property Documents required to be delivered by Seller pursuant to the terms hereof constitute all of the material documents in Seller's direct possession or control or the direct possession of control of Seller's managing agents and relating to the Property and each such Property Document as delivered by Seller constitutes a true, correct and complete copy of such Property Document in the possession or control of Seller. There are no commitments or agreements affecting the Property and entered into by or on behalf of Seller, or otherwise known to Seller, which have not been (or will not be prior to the Closing, in accordance herewith) disclosed by Seller to Buyer in writing.

      7.3 LEASES. There currently are (and at the Closing there will be) no leases, tenancies or occupancies affecting, or in effect at, the Property, and there are no agreements, options or similar rights in favor of any third party which may give rise to any lease, tenancy or occupancy, and there are (and at the Closing there will be) no rentals attributable to periods after the Closing Date and no unrefunded security deposits.

     7.4 CONDITION OF PROPERTY. Buyer understands and agrees that the Property is being sold "AS-IS" with no representations or warranties as to the physical condition of the Property except as expressly provided in this Agreement.

     7.5 SPECIAL ASSESSMENTS OR CONDEMNATION. To the best of Seller's knowledge, there are not presently pending (i) any special assessments, except those shown as exceptions on the PTR, or (ii) condemnation actions against the Property or any part, and Seller has not received notice of any contemplated special assessments or eminent domain proceedings that would affect the Property.

     7.6 UTILITIES. To the best of Seller's knowledge, all water, sewer, electric, gas, telephone, and drainage facilities, and all other utilities required by law or for the operation of the Property for general office and warehouse use are installed to the property lines of the Property, have been connected to the buildings upon the Property, pursuant to valid permits, are in working order, and are adequate to service the Property.

     7.7 PERMITS. Seller does not have in its possession any licenses, permits, easements, rights of way or proofs of dedication, or evidence of any of the foregoing, with respect to the Property.

     7.8 SERVICE CONTRACTS. There are no service, maintenance, repair, management, leasing, or supply contracts or other contracts (including, without limitation, janitorial, elevator and landscaping agreements) affecting the Property, oral or written, except as set forth on the Schedule attached hereto as EXHIBIT "K" (the "SERVICE CONTRACTS") and, except as set forth on such Schedule, all Service Contracts are cancelable without cost at the option of Seller or the then owner of the Property upon not more than thirty (30) days prior written notice.

     7.9  EMPLOYEES.  Seller has no employees.

     7.10 DEFAULTS. Seller is not in default of Seller's obligations or liabilities pertaining to the Property (other than with respect to the Mortgage), and to the best of Seller's knowledge, there are no facts, circumstances, conditions, or events which, after notice or lapse of time, would constitute default. Seller has not received notice or information that any party to any of the Property Documents considers a breach or default to have occurred, and to the best of Seller's knowledge, Seller has no reason to believe that there is likely to be a default under any of the documents.

     7.11 CONSENTS AND RELEASES. Seller has obtained (or by the Closing, will obtain) all required consents, releases, and permissions to convey good and marketable title to Buyer.

     7.12 AUTHORITY. This Agreement and all other documents delivered prior to or at the Closing (i) have been (or shall be prior to the delivery thereof) duly authorized, executed, and delivered by Seller; (ii) are (or shall be upon the delivery thereof) binding obligations of Seller; and (iii) do not violate the formation documents of Seller. Seller further represents that it is a limited partnership duly organized and existing in good standing under the laws of the State of Maryland with its principal place of business in Baltimore County, Maryland.

     7.13 BANKRUPTCY. No filing or petition under the United States Bankruptcy Law or any insolvency laws, or any laws for composition of indebtedness or for the reorganization of debtors has been filed with regard to Seller or any general partner of Seller.

     7.14 CERTIFICATES OF OCCUPANCY. Seller has no knowledge of any fact or circumstance which would prevent or inhibit Buyer's ability to receive a certificate of occupancy, or the equivalent permitting required by the applicable licensing agency, for the use and occupancy of the Property for general office and warehouse use.

     7.15 FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT. Seller is not a foreign person within the meaning of 42 USCS Section 1445(f)(3).

     7.16 APPROVALS. Seller has not received any notice from any governmental entity to the effect that the Property is in violation of any Laws (as hereinafter defined) or other applicable requirement of any governmental entity for failure to obtain or maintain in effect any certifications, approvals, consents, authorizations, licenses, and permits required by any governmental authority in connection with the ownership, and current use and occupancy of the Property.

     7.17 INSURANCE. There are currently in effect such insurance policies as are customarily maintained with respect to similar properties. All premiums due on such insurance policies have been paid by Seller and Seller will maintain such insurance policies from the date hereof through the Closing Date or earlier termination of this Agreement. Seller has not received and has no knowledge of any notice or request from any insurance company requesting the performance of any work or alteration with respect to the Property. Seller has received no notice from any insurance company concerning, nor is Seller aware of, any defects or inadequacies in the Property which, if not corrected, would result in the termination of insurance coverage or increase its cost. Seller hereby covenants to name Buyer as an additional insured during the period prior to Closing.

     7.18 LITIGATION. Except as set forth on the schedule attached hereto as EXHIBIT "M", there are no actions, suits or proceedings before any judicial or quasi-judicial body, by any governmental authority or other third party, pending, or to Seller's best knowledge, threatened, against or affecting all or any portion of the Property. There are no actions, suits or proceedings pending, contemplated or threatened by Seller in connection with all or any portion of the Property or Seller's ownership, rights, use, development or maintenance thereof, including, without limitation, tax reduction proceedings; and from and after the date hereof, Seller shall not commence or allow to be commenced on its behalf any action, suit or proceeding with respect to all or any portion of the Property without the prior written consent of Buyer; provided, however, that Seller may, without Buyer's consent, engage in tax reduction proceedings that do not adversely affect Buyer provided that Seller keeps Buyer informed as to the nature, status and progress of such proceedings. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending, or, to Seller's best knowledge, threatened, against Seller. In the event any proceeding of the character described in this SECTION 7.18 is initiated prior to the Closing, Seller shall promptly advise Buyer in writing.

     7.19 COMPLIANCE WITH LAWS. Seller has not received any notice that the Property is not in full compliance with any existing laws, rules, regulations, ordinances and orders of all applicable federal, state, city and other governmental authorities in effect as of the date of this Agreement (collectively, "LAWS"), including, without limitation, all Laws with respect to zoning, building, fire and health codes, environmental protection and sanitation and pollution control.

     7.20  TOXIC OR HAZARDOUS MATERIALS.

          7.20.1  DEFINITIONS.

          (a) "ENVIRONMENTAL CLAIM" means any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (i) the manufacture, treatment, processing, distribution, use, transport, handling, deposit, storage, disposal, leaking or other presence, or release into the environment of any "Material of Environmental Concern" (as defined below) in, at, on, under or about any location, whether or not owned or operated by Seller or
(ii) circumstances forming the basis of any violation, or alleged violation, of any "Environmental Law" (as defined below).

          (b) "ENVIRONMENTAL LAWS" means all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

          (c) "MATERIAL OF ENVIRONMENTAL CONCERN" means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products.

          7.20.2 REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to and agrees with Buyer that, as of the date hereof, and as of the Closing Date: (i) except as disclosed in the Environmental Reports, Seller has not received any notice that either the Property or Seller is not in full compliance with any applicable Environmental Laws relating to the Property;
(ii) except as disclosed in the Environmental Reports, Seller has not received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that Seller is not in such full compliance; (iii) Seller has not received any notice that there is any Environmental Claim pending or threatened with regard to the Property; and (iv) without in any way limiting the generality of the foregoing, except for materials used by tenants at the Property, Seller (it being acknowledged that this representation is made solely as to Seller and its employees and not Seller's predecessors-in-interest nor tenants of the Property) has not stored, disposed or arranged for the disposal of Materials of Environmental Concern on the Property.

     7.21 NO RESTRICTION ON ACCESS. Except as contained in the Permitted Exceptions, Seller has not received any notice that any fact or condition exists which would prohibit or adversely affect the right of access to or from the Property from or to the existing highways and roads (all of such existing highways and roads being duly opened and dedicated to the municipality having jurisdiction thereof) and Seller has not received any notice of any pending or threatened restriction or denial, governmental or otherwise, upon such ingress and egress.

     7.22 SOILS. Seller has not received any notice of any adverse soil conditions on the Property affecting the existing improvements thereon.

     7.23 STORM DRAINAGE. Seller has not received any notice to the effect that all storm water flowing from the Property does not drain either into a public system or onto a permitted location and through easements for the benefit of the Property.

     7.24 NO CONFLICTS. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with, or, with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, deed of trust, mortgage, loan agreement, or other document, or instrument or agreement, oral or written, to which Seller is a party or by which Seller or the Property is bound, or any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over Seller or all or any portion of the Property.

     7.25 SURVIVAL. All of the representations, warranties and agreements of Seller set forth in this Agreement shall be true upo~ the execution of this Qgreement, shall be deemed to be repeated at and as of the Closing Date without the necessity of a separate certificatu with respect thereto and shall survive the delivery of the Deed and other Closing instruments and documents for a period of two (2) years.

     7.26 SELLER'S KNOWLEDGE. As used herein, the phrases "to Seller's best knowledge", "to the best of Seller's knowledge" and words of similar import shall mean the actual knowledge of only Dennis Townsend, Judy Waranch and Daniel Cramer and no other person or entity. Seller represents and warrants that the foregoing persons are the persons affiliated with Seller with the primary responsibility for the Property, and that no other person or entity affiliated with or controlling, controlled by, or under common control with Seller possesses equal or superior knowledge with respect to the Property.

8.  BUYER'S REPRESENTATIONS AND WARRANTIES.

     Buyer represents and warrants to and agrees with Seller that, as of the date hereof, and as of the Closing Date:

     8.1 NO CONFLICTS. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with, or, with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, deed of trust, mortgage, loan agreement, or other document or instrument to which Buyer is a party or by which Buyer is bound, or any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over Buyer or all or any portion of the Property.

     8.2 DUE ORGANIZATION; CONSENTS. Buyer is a corporation duly organized and existing in good standing under the laws of the State of Maryland with its principal place of business in California. All requisite corporate action has been taken by Buyer in connection with entering into this Agreement, and will be taken prior to the Closing in connection with the execution and delivery of the instruments referenced herein and the consummation of the transactions contemplated hereby. No consent of any partner, shareholder, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party is required in connection herewith which has not been obtained.

     8.3 BUYER'S AUTHORITY; VALIDITY OF AGREEMENTS. Subject to Buyer's board of directors' approval (which, unless Buyer has theretofore terminated this Agreement, shall be obtained on or before the expiration of the Due Diligence Period), Buyer has full right, power and authority to purchase the Property from Seller as provided in this Agreement and to carry out its obligations hereunder. The individual(s) executing this Agreement and the instruments referenced herein on behalf of Buyer have the legal power, right and actual authority to bind

Buyer to the terms hereof and thereof. This Agreement is and all other documents and instruments to be executed and delivered by Buyer in connection with this Agreement shall be duly authorized, executed and delivered by Buyer and shall be valid, binding and enforceable obligations of Buyer.

     8.4 SURVIVAL. All of the representations, warranties and agreements of Buyer set forth in this Agreement shall be true upon the execution of this Agreement, shall be deemed to be repeated at and as of the Closing Date without the necessity of a separate certificate with respect thereto and shall survive the delivery of the Deed and other Closing instruments and documents for a period of two (2) years.

9.  ADDITIONAL COVENANTS OF SELLER.

     Seller agrees that between the date hereof and the Closing Date:

     9.1 TITLE. Except as may be expressly permitted hereby, Seller shall not directly or indirectly sell, assign or create any right, title or interest whatsoever in or to the Property, or create or permit to exist thereon any lien, charge or encumbrance other than the Permitted Exceptions and the Mortgage, or enter into any agreement to do any of the foregoing, including, without limitation, any new leases, occupancies or tenancies or new Service Contracts (other than Service Contracts which may be terminated by Buyer without penalty upon not more than 30 days notice), without the prior written consent of Buyer.

     9.2 NOTICE OF CHANGE IN CIRCUMSTANCES. Seller shall promptly notify Buyer of any change in any condition with respect to the Property or any portion thereof or of any event or circumstance of which Seller becomes aware subsequent to the date of this Agreement which (a) materially, adversely affects the Property or any portion thereof or the use or operation of the Property or any portion thereof, (b) makes any representation or warranty of Seller to Buyer under this Agreement materially untrue or misleading or (c) makes any covenant of Seller under this Agreement incapable or materially less likely of being performed, it being expressly understood that Seller's obligation to provide information to Buyer under this SECTION 9.2 shall in no way relieve Seller of any liability for a breach by Seller of any of its representations, warranties or covenants under this Agreement.

     9.3 NO DEFAULTS; MAINTENANCE OF PROPERTY. Except with respect to the Mortgage, Seller shall not materially default beyond any applicable grace period with respect to the performance of any obligation relating to the Property, such obligations to include, without limitation, the payment of all amounts due and the performance of all obligations with respect to any existing indebtedness or existing leases or contracts. Seller shall operate and maintain the Property in accordance with Seller's practice as of the date of this Agreement and all applicable laws, rules and regulations affecting the Property or any portion thereof. With respect to the Mortgage, Seller shall keep Buyer apprised of any action by or on behalf of the mortgagees thereunder to exercise any remedies against the Property, and of any agreement between Seller and such mortgagees with respect to the Mortgage and the satisfaction thereof, and shall provide copies of all documents and agreements executed by Seller and such mortgages and all correspondence to or from such mortgagees. In the event that Seller is unable to convey the Property to Buyer as required hereby as a result, directly or indirectly, of the Mortgage, upon delivery of reasonable written evidence that Seller is unable to convey the Property as required hereby, this Agreement shall terminate and be of no further force or effect, in which event (x) Escrow Agent shall return to Buyer the Deposit together with any interest thereon,
(y) Seller shall reimburse Buyer for all of Buyer's reasonable out-of-pocket expenses incurred in connection with Buyer's investigations of the Property and the negotiation and execution of this Agreement and any documents to be delivered pursuant hereto (including, without limitation, cancellation charges of Title Company and Escrow Agent, reasonable attorneys' and consultants' fees, costs and disbursements), which reimbursement, in the aggregate, shall not exceed $50,000, and (z) neither party shall thereafter have any rights or obligations to the other hereunder. Seller and Buyer acknowledge that (a) an affiliate of Seller ("SELLER AFFILIATE") (i) has entered into a written agreement to purchase one of the loans constituting part of the Mortgage (the "FIRST MORTGAGE AGREEMENT"), and (ii) has executed and sent to the holder of the other loan constituting part of the Mortgage an agreement to purchase such other loan (together with the First Mortgage Agreement, the "MORTGAGE AGREEMENTS"), (b) the date by which Seller Affiliate must close the transactions which are the subjects of the Mortgage Agreements is prior to the date by which the Closing must occur hereunder, and (c) neither Seller nor Seller Affiliate intends to use its own funds or the funds of its principals or other affiliates to purchase the loans. Seller agrees to use its good faith efforts to cause Seller Affiliate to fulfill its obligations under the Mortgage Agreements, but such obligation shall not (X) require Seller or Seller Affiliate to fund the purchases of the loans from Seller's, Seller Affiliate's or any other affiliate's funds or from the funds of the principals of Seller, Seller Affiliate or any other affiliate, (Y) require Seller to refinance the Property before Closing on terms that Seller, in its sole discretion, does not deem to be in its best interests, or (Z) require Seller or Seller Affiliate to pay any extension fees to extend the closing dates under the Mortgage Agreements except as Seller Affiliate deems appropriate in its sole discretion; PROVIDED, HOWEVER, that nothing set forth in clauses (a), (b), (c), (X), (Y) or (Z) of this SECTION 9.3 shall relieve Seller of its obligations under SECTION 9.3(y) in the event Seller is unable to convey the Property as required hereby.

     9.4 EXCLUSIVE NEGOTIATIONS. Seller shall (i) remove the Property from the market, (b) cease and refrain from any and all negotiations with any other prospective optionees or purchasers of the Property, (c) advise Buyer of any negotiations with current or potential tenants at the Property.

  10.  RISK OF LOSS.

     10.1 CONDEMNATION. If, prior to the Closing Date, all or any portion of the Property is taken by condemnation or eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), Seller shall notify Buyer of such fact.

In such event, Buyer shall have the option to terminate this Agreement upon written notice to Seller given not later than fifteen (15) days after receipt of such notice from Seller. Upon such termination, Escrow Agent shall return the Deposit, together with all interest and earnings accrued thereon, to Buyer, Buyer shall pay the cancellation charges of Escrow Agent and Title Company, and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement. If Buyer does not elect to terminate this Agreement, Seller shall assign and turn over to Buyer at the Closing, and Buyer shall be entitled to receive and keep, all awards for the taking by condemnation and Buyer shall be deemed to have accepted the Property subject to the taking without reduction in the Purchase Price.

     10.2 CASUALTY. Prior to Closing and notwithstanding the pendency of this Agreement, the entire risk of loss or damage by earthquake, flood, landslide, fire or other casualty shall be borne and assumed by Seller. If, prior to Closing any part of the Property is damaged or destroyed by earthquake, flood, landslide, fire or other casualty, Seller shall immediately notify Buyer of such fact. In such event, Buyer shall have the option to terminate this Agreement in accordance with the preceding section upon written notice to the Seller given not later than fifteen (15) days after receipt of any such notice from Seller. At the Closing, if Buyer does not elect to terminate this Agreement, Seller shall assign and turn over, and Buyer shall be entitled to receive and keep, all insurance proceeds payable with respect to such destruction (which shall then be repaired or not at Buyer's option and cost), plus Seller shall pay over to Buyer an amount equal to the deductible amount with respect to the insurance and the parties shall proceed to Closing pursuant to the terms hereof without modification of the terms of this Agreement and without any reduction in the Purchase Price. If Buyer does not elect to terminate this Agreement by reason of any casualty, Buyer shall have the right to participate in any adjustment of the insurance claim.

11.  LIQUIDATED DAMAGES; SPECIFIC PERFORMANCE.

     11.1 LIQUIDATED DAMAGES. IN THE EVENT THAT THE ESCROW AND THIS TRANSACTION FAIL TO CLOSE SOLELY AS A RESULT OF THE DEFAULT OF BUYER IN PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT, BUYER AND SELLER AGREE THAT SELLER'S ACTUAL DAMAGES WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX. THE PARTIES THEREFORE AGREE THAT IN THE EVENT THAT ESCROW AND THIS TRANSACTION FAIL TO CLOSE SOLELY AS A RESULT OF THE DEFAULT OF BUYER IN THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER AND SELLER IS READY, WILING AND ABLE TO PERFORM ITS' OBLIGATIONS HEREUNDER, SELLER, AS SELLER'S SOLE AND EXCLUSIVE REMEDY, IS ENTITLED TO LIQUIDATED DAMAGES IN THE AMOUNT OF THE DEPOSIT, INCLUSIVE OF INTEREST THEREON. IN THE EVENT ESCROW FAILS TO CLOSE SOLELY AS A RESULT OF BUYER'S DEFAULT AND SELLER IS READY, WILLING AND ABLE TO PERFORM ITS' OBLIGATIONS HEREUNDER, THEN (1) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF

BUYER AND SELLER HEREUNDER AND THE ESCROW CREATED HEREBY SHALL TERMINATE, AND
(2) ESCROW AGENT SHALL, AND IS HEREBY AUTHORIZED AND INSTRUCTED TO, DELIVER THE DEPOSIT TO SELLER AND RETURN PROMPTLY TO BUYER AND SELLER ALL OTHER FUNDS OR DOCUMENTS DEPOSITED BY THEM, RESPECTIVELY, INTO ESCROW WHICH ARE THEN HELD BY ESCROW AGENT. SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION 11.1, AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

__________________                                         __________________
     Seller                                                      Buyer

     11.2 DEFAULT BY SELLER. In the event that Buyer is ready, willing and able to perform its obligations hereunder but the Closing of the transaction contemplated in this Agreement does not occur by reason of any default by Seller, Escrow Agent shall return the Deposit to Buyer together with all interest earned thereon. Buyer's sole remedy, at law or in equity, for a default by Seller hereunder at or prior to the Closing shall be an action for specific performance of this Agreement, Buyer having no right to bring an action in connection with such a default for damages against Seller.

     11.3  RIGHTS AND REMEDIES AFTER CLOSING.  Nothing contained in either
Section 11.1 or 11.2 hereof is intended to limit the rights and remedies of Buyer and Seller after the Closing.

12.  BROKERS.

     Seller and Buyer each hereby represent, warrant to and agree with each other that there are no broker or finder fees or commissions payable in connection with the transaction contemplated hereby, other than those payable to Carey Winston and to Smithy Braedon/ONCOR International (which shall be paid by Seller), and Seller hereby further represents, warrants to and agrees with Buyer that there are no leasing commissions payable in connection with the Property or any part thereof. Seller shall indemnify, protect, defend and hold Buyer harmless from and against any and all claims, losses, damages, costs and expenses (including attorney's fees) incurred by Buyer by reason of any breach or inaccuracy of the representations, warranties and agreements of Seller contained in this SECTION 12. Buyer shall indemnify, protect, defend and hold Seller harmless from and against any and all claims, losses, damages, costs and expenses (including attorneys' fees) incurred by Seller by reason of any breach or inaccuracy of the representation, warranty and agreement of Buyer contained in this SECTION 12. The provisions of this
SECTION 12 shall survive the Closing or earlier termination of this Agreement.

13.  CONFIDENTIALITY.

     13.1 BUYER. Buyer agrees that until Closing, except as otherwise provided herein or required by law, and except for the exercise by Buyer of any remedy hereunder, Buyer shall (a) keep confidential the pendency of this transaction and the documents and information supplied by Seller to Buyer,
(b) disclose such information only to Buyer's agents, employees, contractors, consultants, advisors, investment bankers, investors, or attorneys, as well as lenders (if any) and title company personnel, with a need to know in connection with Buyer's review and consideration of the Property, provided that Buyer shall inform all persons receiving such information from Buyer of the confidentiality requirement and (to the extent within Buyer's control) cause such confidence to be maintained, and (c) upon the termination of this Agreement prior to Closing, return to Seller promptly upon request all copies of documents and materials supplied by Seller. Disclosure of information by Buyer shall not be prohibited if that disclosure is of information that is or becomes a matter of public record or public knowledge as a result of the Closing of this transaction or from sources other than Buyer or its agents, employees, contractors, consultants or attorneys.

     13.2 SELLER. Seller agrees that both prior to and after Closing, except as otherwise provided herein or required by law, and except for the exercise by Seller of any remedy hereunder, Seller shall (a) keep confidential the pendency of this transaction with Buyer and the identity of Buyer and the relationship between Buyer and the entity to which Buyer may assign this Agreement or which Buyer designates as the party to whom Seller shall convey the Property at the Closing, and (b) disclose such information only to Seller's agents, employees, contractors, consultants, advisors, investment bankers, investors, partners or attorneys, as well as lenders (if any) and title company personnel, with a need to know such information in connection with effecting this transaction, provided that Seller shall inform all such persons receiving such confidential information from Seller of the confidentiality requirement and (to the extent within Seller's control) cause such confidence to be maintained. Disclosure of the pendency of this transaction by Seller shall not be prohibited if that disclosure is of information that is or becomes a matter of public record or public knowledge as a result of the Closing of this transaction or from sources other than Seller or its agents, employees, contractors, consultants or attorneys.

14.  MISCELLANEOUS PROVISIONS.

     14.1 GOVERNING LAW. The Agreement and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Maryland, without regard to its principles of conflicts of law. Each of the parties hereto consent and submit to jurisdiction and venue in any competent court in the State of Maryland.

     14.2  ENTIRE AGREEMENT; MODIFICATIONS; WAIVER.

          14.2.1 ENTIRE AGREEMENT. This Agreement, including the exhibits and schedules hereto, constitutes the entire agreement between Buyer and Seller pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith. Without limiting the foregoing, upon execution of this Agreement, that certain Letter of Intent dated June 13, 1997, as amended to date, between Buyer and Seller, shall terminate and shall be of no further force and effect.

          14.2.2 MODIFICATION. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     14.3 NOTICES. All notices, consents, requests, reports, demands or other communications hereunder (collectively, "NOTICES") shall be in writing and may be given personally, by registered or certified mail, by Federal Express (or other reputable overnight delivery service) or by facsimile transmission.

To Buyer:                    Alexandria Real Estate Equities, Inc.
                             251 South Lake Avenue, Suite 700
                             Pasadena, California 91101
                             Attention: Mr. Joel S. Marcus
                             Telephone: (818) 578-0777
                             Facsimile: (818) 578-0770

With a Copy To:              Alexandria Real Estate Equities, Inc.
                             11440 West Bernardo Court, Suite 170
                             San Diego, California 92127
                             Attention: Gary A. Kreitzer, Esq.
                             Telephone: (619) 592-6801
                             Facsimile: (619) 592-6814

And With A                   Skadden, Arps, Slate, Meagher & Flom LLP
Copy To:                     300 South Grand Avenue, Suite 3400
                             Los Angeles, California  90071
                             Attention:  George M. Eshaghian, Esq.
                             Telephone:  (213) 687-5215
                             Facsimile:  (213) 687-5600

To Seller:                   Quince Orchard Road Limited Partnership II
                             210 West Pennsylvania Avenue, Suite 610
                             Towson, Maryland  21204
                             Attention:  Mr. Dennis Townsend
                             Telephone:  (410) 321-1900
                             Facsimile: (410) 321-1901

With A Copy To:              Lenrow, Kohn, Howard & Oliver
                             Seven St. Paul Street, Suite 940
                             Baltimore, Maryland  21202
                             Attention:  James C. Oliver, Esq.
                             Telephone:  (410) 962-0554
                             Facsimile:  (410) 962-0558

or to such other address or such other person as the addressee party shall have last designated by notice to the other party. Notices given by facsimile transmission shall be deemed to be received when confirmed; and all other Notices shall have been deemed to have been given when received.

     14.4  EXPENSES.  Subject to the allocation of closing costs provided in
SECTION 6.6 hereof, whether or not the transactions contemplated by this Agreement shall be consummated, all fees and expenses incurred by any party hereto in connection with this Agreement shall be borne by such party.

     14.5  ASSIGNMENT.

          14.5.1 SELLER'S RIGHT TO ASSIGN. Seller shall not have the right, power, or authority to assign or mortgage this Agreement or any portion of this Agreement, (except that Seller, without Buyer's consent, may assign its rights to all proceeds of this Agreement to a lender but such assignment shall in no way relieve Seller of its obligations hereunder) or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily, or by operation of law, without Buyer's prior written consent.

          14.5.2 BUYER'S RIGHT TO ASSIGN. Except as otherwise provided in this Agreement, Buyer shall have the right, power, and authority to assign this Agreement or any portion of this Agreement or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily or by operation of law, without Seller's consent. Upon an assignment, Buyer shall not be relieved of all obligations under this Agreement.

      14.6 SEVERABILITY. Any provision or part of this Agreement which is invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provisions hereof of validity or enforceability of any such provision in any other situation or in any other jurisdiction.

     14.7 SUCCESSORS AND ASSIGNS; THIRD PARTIES. Subject to and without waiver of the provisions of SECTION 14.5 hereof, all of the rights, duties, benefits, liabilities and obligations of the parties shall inure to the benefit of, and be binding upon, their respective successors and assigns. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

     14.8 COUNTERPARTS. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and same instrument.

     14.9 HEADINGS. The Section headings of this Agreement are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

     14.10 TIME OF THE ESSENCE. Time shall be of the essence with respect to all matters contemplated by this Agreement.

     14.11 FURTHER ASSISTANCE. In addition to the actions recited herein and contemplated to be performed, executed, and/or delivered by Seller and Buyer, Seller and Buyer agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered at Closing or after Closing any and all such further acts, deeds, instruments and assurances as may be reasonably required to consummate the transactions contemplated hereby, including, without limitation, such further instruments as may be required to transfer all of Seller's rights to the Property.

     14.12 NUMBER AND GENDER. Whenever the singular number is used, and when required by the context, the same includes the plural, and the masculine gender includes the feminine and neuter genders.

     14.13 CONSTRUCTION. This Agreement shall not be construed more strictly against one party hereto than against any other party hereto merely by virtue of the fact that it may have been prepared by counsel for one of the parties.

     14.14 POST-CLOSING ACCESS TO RECORDS. Upon receipt by Seller of Buyer's reasonable written request at anytime and from time to time within a period of two (2) years after the Closing, Seller shall make available (or cause its property manager or asset manager, as applicable, to make available) to Buyer and its accountants and designees, for inspection and copying during normal business hours and at Buyer's sole cost and expense, (i) all accounting records relating to the Property for the calendar year period ended December 31, 1996, and for the period from January 1, 1997 through the Closing Date, including, without limitation, all general ledgers, cash receipts, cancelled checks and other accounting documents or information reasonably requested by Buyer and related to the Property, and (ii) all other records related to the Property, in either case whether in the possession or control of Seller or Seller's property manager, asset manager or other agent. In addition, in connection with any such accounting information, Seller shall request that its managing agent and/or auditors provide, at Buyer's expense, Buyer and Buyer's accountants with a representation letter in form and substance customarily provided to certified public accountants when performing an audit in accordance with generally accepted auditing standards.

     14.15 EXHIBITS. All exhibits attached hereto are hereby incorporated by reference as though set out in full herein.

     14.16 ATTORNEY'S FEES. Notwithstanding the provisions of Section 11.1 and 11.2, in the event that either party hereto brings an action or proceeding against the other party to enforce or interpret any of the covenants, conditions, agreements or provisions of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover all costs and expenses of such action or proceeding, including, without limitation, attorney's fees and fees and costs of expert witnesses. The provisions of this Section 14.16 shall survive Closing.

     14.17 BUSINESS DAYS. In the event that the date for performance of any covenant or obligation hereunder shall fall on a Saturday, Sunday or other day which is not a business day, the date for performance thereof shall be extended to the next business day.

     14.18 EXCHANGE. Seller may consummate the sale of the Property as part of a so-called like kind exchange (the "Exchange") pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), provided that:
(i) the Closing shall not be delayed or affected in any way by reason of the Exchange nor shall the consummation or accomplishment of the Exchange be a condition to Seller's obligations under this Agreement; (ii) Seller shall accomplish the Exchange through a qualified intermediary and Buyer shall not be required to (A) acquire or hold title to any property, (B) incur any expense or liability, or (C) diminish or waive any of its rights or remedies against Seller, for purposes of consummating the Exchange; (iii) Seller shall indemnify, defend and hold Buyer and its officers, directors, employees, agents, affiliates and attorneys harmless from and against any and all liabilities, claims, losses, actions, costs and expenses in connection with the Exchange; and (iv) Seller shall pay and reimburse Buyer for any costs and expenses (or any increased costs and expenses) associated with the Exchange, including, without limitation, reasonable attorneys' fees, transfer taxes and recording costs. Buyer shall not by this Agreement or acquiescence or consent to the Exchange (1) have its rights under this Agreement affected or diminished in any manner, or (2) be responsible for compliance with or be deemed to have warranted to Seller that the Exchange complies with or satisfies Section 1031 of the Code.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                             BUYER:

                             ALEXANDRIA REAL ESTATE EQUITIES, INC.,
                             a Maryland corporation



                             By: /s/ Alan D. Gold
                                ----------------------------------------
                                  Name: Alan D. Gold
                                       ---------------------------------
                                  Its:  President
                                      ----------------------------------



                             SELLER:

                             QUINCE ORCHARD ROAD LIMITED PARTNERSHIP II, a Maryland limited partnership

                             By:  DWT Venture, Incorporated,
                                  a Maryland corporation
                             Its: General Partner



                                  By: /s/ Dennis Townsend
                                     ---------------------------------------
                                         Name: Dennis Townsend
                                              ------------------------------
                                         Its:  President
                                             -------------------------------


ESCROW AGENT:
The undersigned Escrow Agent accepts the foregoing Agreement of Purchase and Sale and agrees to act as Escrow Agent under this Agreement in strict accordance with its terms.

Chicago Title Insurance Company,
a Missouri corporation



By: /s/ Charles S. Carroccio, Jr.
   -------------------------------
   Name: Charles S. Carroccio, Jr.
   Its:  Office Counsel

                               LIST OF EXHIBITS


EXHIBIT "A"   LEGAL DESCRIPTION

EXHIBIT "B"   [INTENTIONALLY OMITTED]

EXHIBIT "C"   FORM OF DEED

EXHIBIT "D"   SELLER'S CERTIFICATE

EXHIBIT "E"   [INTENTIONALLY OMITTED]

EXHIBIT "F"   BILL OF SALE AND ASSIGNMENT

EXHIBIT "G"   [INTENTIONALLY OMITTED]

EXHIBIT "H"   NONFOREIGN AFFIDAVIT

EXHIBIT "I"   BUYER'S CERTIFICATE

EXHIBIT "J"[INTENTIONALLY OMITTED]

EXHIBIT "K"   SERVICE CONTRACTS

EXHIBIT "L"   [INTENTIONALLY OMITTED]

EXHIBIT "M"   LITIGATION

                                     EXHIBIT "A"

                                  LEGAL DESCRIPTION

                                      ATTACHED.

All that lot or parcel of land located in the 9th Election District of Montgomery County, Maryland and described as follows:

Lot Number Six (6) in Block Letter "C" in the subdivision known as "Diamond Farms" as per plat filed in Plat Book 116 at Plat 136789, among the Land Records of Montgomery County, Maryland.

Parcel I.D. No.: 9-206-2153278

                                     EXHIBIT "B"

                               [INTENTIONALLY OMITTED]

                                     EXHIBIT "C"

                                     FORM OF DEED

                                      ATTACHED.

                                     DEED
                                     ----

     THIS DEED, made this __ day of __________, 199_, by and between __________________, Maryland limited partnership ("Grantor") and
___________________, a ______________corporation ("Grantee"),

     WITNESSETH. THAT IN CONSIDERATION of Grantee's payment to Grantor of $__________ (which is the actual consideration paid or to be paid for the within conveyance), and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by Grantor, Grantor hereby grants and conveys to Grantee and Grantee's successors and assigns, in fee simple, all of that parcel of land ("the Land") in Montgomery County, Maryland which is described in Exhibit A hereto,

          BEING ALL OF THAT PROPERTY which______________
          ______________________________________________,
          was conveyed by____________________ to Grantor,

     TOGETHER WITH all improvements on the Land, and all rights, alleys, ways, waters, privileges, appurtenances and advantages belonging or in any way appurtenant to the Land or such improvements (all of which Land, improvements and appurtenances are referred to collectively herein as "the Property"),

     TO HAVE AND TO HOLD the Property to the use and benefit of Grantee and Grantee's successors and assigns, in fee simple.

     GRANTOR HEREBY COVENANTS that Grantor will warrant specially such title, and will give such further assurances thereof as may be requisite.

     IN WITNESS WHEREOF, Grantor has executed and ensealed this Deed or caused it to be executed and ensealed on its behalf by its duly authorized representatives, the date first above written.

WITNESS:                               -------------------------------------
                                       BY: _________________, a Maryland
                                           Corporation, its general partner

                                       By:
---------------------------------          ---------------------------------
                                           Name:
                                           Title:

STATE OF MARYLAND: COUNTY OF __________________: TO WIT:

     I CERTIFY that on this __day of _____________, 1996, before me, a Notary Public for the state and county aforesaid, personally appeared ______________, known to me or satisfactorily proven to be the person whose name is subscribed to the foregoing instrument, who acknowledged that he/she is the _________________ of ______________, the general partner of
__________________, a Maryland limited partnership; that he/she has been duly authorized to execute, and has executed, such instrument on behalf of said limited partnership for the purposes therein set forth; and that the same is its act and deed.

     IN WITNESS WHEREOF, I have set my hand and Notarial Seal, the date first above written.


                                       ---------------------------------
                                       Notary Public

My commission expires on ________________.

     I CERTIFY that this instrument was prepared by or under the supervision of the undersigned. An attorney duly admitted to practice before the Court of Appeals of Maryland.


                                       ---------------------------------
                                       James C. Oliver

                                   EXHIBIT A
                                   ---------

                              Description of Land
                              -------------------

     ALL OF THAT LAND in Montgomery County, Maryland which is described as follows:

                                     EXHIBIT "D"

                                 SELLER'S CERTIFICATE

The undersigned hereby certifies as follows:


    1. All conditions to Seller's obligations to proceed to Closing which were to be satisfied or performed by ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation ("BUYER"), as provided in that certain Purchase and Sale Agreement (the "PURCHASE AGREEMENT") entered into between Quince Orchard Road Limited Partnership II, a Maryland limited partnership ("SELLER") and Buyer, dated as of __________, 1997 have either been satisfied or waived.

    2. All representations, covenants, and warranties made in or pursuant to the Purchase Agreement by Seller are true, accurate, correct and complete in all material respects as of the date of this certificate.

    3. Buyer is entitled to rely on this certificate in connection with the Closing (as defined in the Purchase Agreement).

    Seller has executed this certificate effective as of____________, 1997.

                             SELLER

                             QUINCE ORCHARD ROAD LIMITED PARTNERSHIP II, a Maryland limited partnership

                             By:  DWT Venture, Incorporated,
                                  a Maryland corporation
                             Its: General Partner


                                  By:
                                       ---------------------------------
                                       Name:
                                       Its:

                                     EXHIBIT "E"
                               [INTENTIONALLY OMITTED]

                                     EXHIBIT "F"

                             BILL OF SALE AND ASSIGNMENT

    THIS BILL OF SALE AND ASSIGNMENT ("BILL OF SALE") is made as of the ____ day of ____________, 1997, by QUINCE ORCHARD ROAD LIMITED PARTNERSHIP II, a Maryland limited partnership ("SELLER"), to ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation ("BUYER").

                                   R E C I T A L S

    WHEREAS, Seller is the owner of that certain real property located in the County of Montgomery, State of Maryland (the "REAL PROPERTY"), as more particularly described on Exhibit "A" attached hereto and incorporated herein by reference;

    WHEREAS, Buyer and Seller have entered into that certain Purchase and Sale Agreement (the "PURCHASE AGREEMENT"), dated as of ___________, 1997, with respect to, among other things, the acquisition of the "Personal Property" and the "Intangible Property" (each as defined below), and certain other property; and

    WHEREAS, the Purchase Agreement requires Seller to convey all of Seller's right, title and interest in, to and under the Personal Property and the Intangible Property to Buyer.

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby agrees as follows:

                                  A G R E E M E N T

    1. Unless the context otherwise requires, all capitalized terms used but not otherwise defined herein shall have the respective meanings provided therefor in the Purchase Agreement.

    2. Seller does hereby unconditionally, absolutely, and irrevocably grant, bargain, sell, transfer, assign convey, set over and deliver unto Buyer all of Seller's right, title and interest in and to:

         a. all tangible personal property now or hereafter owned by Seller and located on or about the Land or Improvements or attached thereto or used in connection with the use, operation, maintenance or repair thereof (collectively, the "PERSONAL PROPERTY"); and

         b. all intangible property now or hereafter owned by Seller and used in connection with the Land, the Improvements or the Personal Property, or any business or businesses conducted thereon or with the use thereof, including, without limitation, the Service

Contracts, building and trademarks and trade names, transferable business licenses, permits, applications, authorizations and other entitlements, transferable guarantees and warranties covering the Land and/or Improvements, all contract rights, books, records, reports, test results, environmental assessments, and other similar documents and materials relating to the use or operation, maintenance or repair of the Property or the construction or fabrication thereof, and all transferable utility contracts (collectively, the "INTANGIBLE PROPERTY" and, together with the Personal Property, the "PROPERTY").

    3. Buyer hereby expressly assumes, for itself and its successors, assigns and legal representatives, the Service Contracts and all of the obligations and liabilities, fixed and contingent, of Seller thereunder accruing from and after the date hereof with respect thereto and agrees to (a) be fully bound by all of the terms, covenants, agreements, provisions, conditions, obligations and liability of Seller thereunder, which accrue from the date hereof, and (b) keep, perform and observe all of the covenants and conditions contained therein on the part of Seller to be kept, performed and observed, from and after the date hereof.

    4. Seller represents and warrants that its title to the Property is free and clear of all liens, mortgages, pledges, security interests, prior assignments, encumbrances and claims of any nature other than the Permitted Exceptions.

    5. Seller hereby agrees to indemnify, protect, defend and hold Buyer harmless from and against any and all claims, losses, damages, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements) incurred or suffered by Buyer in connection with the Property and arising prior to the Closing. Buyer hereby agrees to indemnify, protect, defend and hold Seller harmless from and against any and all claims, losses, damages, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements) incurred or suffered by Seller in connection with the Property and arising on or after the Closing.

    6. This Bill of Sale shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

    7. This Bill of Sale and the legal relations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Maryland, without regard to its principles of conflicts of law.

    IN WITNESS WHEREOF, this Bill of Sale was made and executed as of the date first above written.

                             SELLER:

                             QUINCE ORCHARD ROAD LIMITED PARTNERSHIP II, a Maryland limited partnership

                             By:  DWT Venture, Incorporated,
                                  a Maryland corporation
                             Its: General Partner


                             By:
                                  ---------------------------------
                                    Name:
                                Its:

                                     EXHIBIT "G"
                               [INTENTIONALLY OMITTED]

                                     EXHIBIT "H"

                                 NONFOREIGN AFFIDAVIT

         1.   Section 1445 of the Internal Revenue Code of 1986, as amended
(the "IRC") provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person.

         2. In order to inform ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation (the "TRANSFEREE") that withholding of tax is not required upon the disposition by QUINCE ORCHARD ROAD LIMITED PARTNERSHIP II, a Maryland limited partnership (the "TRANSFEROR") of the United States real property more particularly described on Exhibit "A" attached hereto and incorporated herein by reference (the "PROPERTY"), the undersigned Transferor certifies and declares by means of this certification, the following:

         3. The Transferor is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate (as such terms are defined in the IRC and the Income Tax Regulations).

         4.   Transferor's federal taxpayer identification number is
___________.

         5.   Transferor's address is:

              __________
              __________
              __________

         6. Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained in this certification may be punished by fine, imprisonment or both.

         Under penalties of perjury, Transferor declares that it has carefully examined this certification and it is true, correct and complete.

         Executed this ____th day of ___________________, 199_    at
____________, Maryland.

                        QUINCE ORCHARD ROAD LIMITED PARTNERSHIP II, a Maryland limited partnership

                             By:  DWT Venture, Incorporated,
                                  a Maryland corporation
                             Its: General Partner


                                  By:____________________________________

                                         Name:
                                         Its:

                                     EXHIBIT "I"

                                 BUYER'S CERTIFICATE

The undersigned hereby certifies as follows:

    1. All conditions to Buyer's obligations to proceed to Closing which were to be satisfied or performed by QUINCE ORCHARD ROAD LIMITED PARTNERSHIP II, a Maryland limited partnership ("SELLER"), as provided in that certain Purchase and Sale Agreement (the "PURCHASE AGREEMENT") entered into between ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation, ("BUYER") and Seller, dated as of __________, 1997 have either been satisfied or waived.

    2. All representations, covenants, and warranties made in or pursuant to the Purchase Agreement by Buyer are true, accurate, correct and complete in all material respects as of the date of this certificate.

    3. Seller is entitled to rely on this certificate in connection with the Closing (as defined in the Purchase Agreement).

    Buyer has executed this certificate effective as of____________, 1997.

                             BUYER

                             ALEXANDRIA REAL ESTATE EQUITIES, INC.,
                             a Maryland corporation



                             By:  _________________________________
                                    Name:
                                    Its:

                                     EXHIBIT "J"
                               [INTENTIONALLY OMITTED]

                                     EXHIBIT "K"

                                  SERVICE CONTRACTS

                                     EXHIBIT "L"

                               [INTENTIONALLY OMITTED]

                                     EXHIBIT "M"

                                      LITIGATION

                                        NONE.